Tax Aware Enhanced Income
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
02/14/02	Sears Credit Account Master Trust


Shares            Price         Amount
21,150,000        $100.00	$21,150,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMORGAN Funds
 N/A        N/A		 3.02%	            5.80%

Broker
Banc of America Securities LLC &

Underwriters of Sears Credit Account Master Trust


Underwriters			        Principal Amount
Banc of America Securities LLC           $117,000,000
J.P. Morgan Securities, Inc.              117,000,000
Banc One Capital Markets, Inc.            116,500,000
Credit Suisse First Boston Corp.          116,500,000
Lehman Brothers, Inc.                     116,500,000
Merrill Lynch & Co., Inc.                 116,500,000
Total                                    $700,000,000



Tax Aware Enhanced Income
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
02/20/02	SLM Student Loan Trust


Shares            Price         Amount
31,150,000        $100.00	$31,150,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMORGAN Funds
 N/A        N/A		 3.56%	            7.73%

Broker
Banc of America Securities LLC &
First Boston Brokerage Co.

Underwriters of SLM Student Loan Trust


Underwriters			        Principal Amount
Credit Suisse First Boston Corp.         $174,790,000
Merrill Lynch & Co., Inc.                 174,790,000
Banc of America Securities LLC            174,790,000
Deutsche Banc Alex. Brown, Inc.           174,790,000
Morgan Stanley Dean Witter & Co.          174,790,000
Total                                    $873,950,000



Tax Aware Enhanced Income
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
03/06/02        Weyerhaeuser Co.


Shares            Price         Amount
7,100,000        $100.00	$7,100,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMORGAN Funds
 N/A        N/A          1.42%            3.24%

Broker
Morgan Stanley & Co.

Underwriters of Weyerhaeuser Co.


Underwriters *			        Principal Amount *
Total                                     $500,000,000

* Principal Amounts of underwriters were not available at the time of filing.